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                                                                     Exhibit 2.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------X

         In re                          :        Chapter 11 Case Nos.
                                                 96 B 40113 (JLG)
BARNEY'S, INC., ET AL.                  :
                                                 (Jointly Administered)
                           Debtors.     :

----------------------------------------X

                       SUPPLEMENT TO SECOND AMENDED JOINT
               PLAN OF REORGANIZATION FOR THE DEBTORS PROPOSED BY
             WHIPPOORWILL ASSOCIATES, INC., BAY HARBOUR MANAGEMENT
             L.C. AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                  Whippoorwill Associates, Inc., Bay Harbour Management L.C. and the Official Committee of Unsecured Creditors (collectively, the "Plan Proponents") hereby supplement the Second Amended Joint Plan of Reorganization for the Debtors in the above-captioned chapter 11 cases (the "Debtors"), dated November 13, 1998 (the "Plan") and the related disclosure statement (the "Disclosure Statement"), the supplement to which is joined in by the Debtors, to incorporate certain non-material modifications and to correct typographical errors. Page references herein to the Plan and the Disclosure Statement refer to the versions of such documents that were mailed to all creditors and parties in interest in the above-captioned chapter 11 cases on November 20, 1998.

                             SUPPLEMENT TO THE PLAN

         1. PAGE 6: In the first line of section 1.105, the number $3,204,497 should be replaced with the number $3,256,497.

         2. PAGE 12: In the first line of section 2.2.A(ii), the number $23,204,497 should be replaced with the number $23,256,497.
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         3. PAGE 18: After Section 3.4 add the following:

                  3.5. PAYMENT OF ADMINISTRATIVE CLAIMS ARISING UNDER CASH COLLATERAL STIPULATIONS. On the Effective Date, in full and complete satisfaction of the Administrative Claims of (i) The Chase Manhattan Bank pursuant to that certain Stipulation for Use of Cash Collateral and Providing Adequate Protection Therefor, dated February 8, 1996, between the Debtors and The Chase Manhattan Bank and (ii) The Bank of Tokyo-Mitsubishi Trust Company, or its assignee(s) or designee(s), pursuant to that certain Stipulation for Use of Cash Collateral and Providing Adequate Protection Therefor, dated August 20, 1996, between the Debtors and The Bank of Tokyo-Mitsubishi Trust Company, The Chase Manhattan Bank shall receive a payment in Cash of $955,356.41 and The Bank of Tokyo-Mitsubishi Trust Company, or its assignee(s) or designee(s) shall receive a payment in Cash of $100,662.53. To the extent that the foregoing stipulations also give rise to Secured Claims in favor of The Chase Manhattan Bank and/or The Bank of Tokyo-Mitsubishi Trust Company, or its assignee(s) or designee(s), such Secured Claims shall be deemed satisfied in full and unimpaired for purposes of this Plan by the payment of the aforementioned Administrative Claims and the holders of such Secured Claims shall be deemed to have accepted this Plan.

         4. PAGE 43: In section 28.1.2(b), the reference in the first line to paragraphs 3(e) and (f) of the Restructuring Transactions should be modified to refer to paragraphs 4(e) and (f) of the Restructuring Transactions.

         5. PAGE 54: In section 32.2(i), the reference in the second line to paragraphs 3(e) and (f) of the Restructuring Transactions should be modified to refer to paragraphs 4(e) and (f) of the Restructuring Transactions. Also, in the last two lines of section 32.2(k), the comma after the words "Commencement Date" should be deleted and replaced with a period and the succeeding phrase "except for the Debtors that are to be dissolved on or after the Effective Date" should be deleted. In the third line from the bottom of that same section , the word "either" should be deleted and replaced with the word "any."

         6. PAGE 55: In section 34.1, after the words "from the beginning of time" on the last line, the following should be inserted: ", except with respect to any Administrative Claims incurred postpetition by the Debtors in Possession in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors in Possession with Bankruptcy Court approval."

         7. PAGE 63: To the list of Barneys Affiliates contained in Schedule 1.18, the entity "Walnut Corporation" should be added.

         8. PAGE 64: To the list of Preen Affiliates contained in Schedule 1.143, the entity "Walnut Corporation" should be added.

         9. PAGE 66: In the first sentence of section 7(a) of Schedule 28, the number $19,204,497 should be replaced with the number $19,256,497.

                     SUPPLEMENT TO THE DISCLOSURE STATEMENT

         10. PAGE 9: In the sixth line of the last paragraph of section II.A.5, the percentage 25.9% should be replaced with the percentage 26.5%. The same amendment should be made to each of the footnotes on the bottom of pages 12, 14, 16, 18,23,24,25 and 26.

         11. PAGE 11: On the top of the page, the first entry under the column "Estimated Amount of Allowed Claims" the number $71,000,000 should be replaced with $1,000,000.

         12. PAGE 45: In the first line of section V.A.2(c), the number $23,204,497 should be replaced with $23,256,497.

         13. PAGE 53: After section VI.B.1(d) a new section should be added as follows:

            (e) PAYMENT OF ADMINISTRATIVE CLAIMS ARISING UNDER CASH COLLATERAL STIPULATIONS. On the Effective Date, in full and complete satisfaction of the Administrative Claims of (i) The Chase Manhattan Bank pursuant to that certain Stipulation for Use of Cash Collateral and Providing Adequate Protection Therefor, dated February 8, 1996, between the Debtors and The Chase Manhattan Bank and (ii) The Bank of Tokyo-Mitsubishi Trust Company, or its assignee(s) or designee(s), pursuant to that certain Stipulation for Use of Cash Collateral and Providing Adequate Protection Therefor, dated August 20, 1996, between the Debtors and The Bank of Tokyo-Mitsubishi Trust Company, The Chase Manhattan Bank shall receive a payment in Cash of $955,356.41 and The Bank of Tokyo-Mitsubishi Trust Company, or its assignee(s) or designee(s) shall receive a payment in Cash of $100,662.53. To the extent that the foregoing stipulations also give rise to Secured Claims in favor of The Chase Manhattan Bank and/or The Bank of Tokyo-Mitsubishi Trust Company, or its assignee(s) or designee(s), such Secured Claims shall be deemed satisfied in full and unimpaired for purposes of the Plan by the payment of the aforementioned Administrative Claims and the holders of such Secured Claims shall be deemed to have accepted the Plan.

         14. PAGE 56: In the second line of the last full paragraph section VI.E.2, the percentage 1% should be replaced with 1.3%.

         15. PAGE 57: In the first line of section VI.F.1(b)(ii), the reference to sections 3(e) and (f) of the Restructuring Transactions should be replaced with a reference to section 4(e) and (f) of the Restructuring Transactions.

         16. PAGE 63: In the first line of section VI.F.11(g)(i), the number $19,204,497 should be replaced with the number $19,256,497.

         17. PAGE 70: In the last line of section VI.K.1, after the words "from the beginning of time," the following should be inserted: ", except with respect to any Administrative Claims incurred postpetition by the Debtors in Possession in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors in Possession with Bankruptcy Court approval."

         18. PAGE 72: On the third line of the first paragraph of section VI.L, a period should be placed after the word "party," and the phrase "for actions taken in these chapter 11 cases" should be deleted. Also, in the fourth line of the third paragraph of the same section, the phrase "affiliates of the Debtors which are" should be deleted.

         19. PAGE 77: Section VII.G.1(k) is amended to read as follows:

            (k) DISCHARGE OF DEBTORS. Except with respect to obligations specifically contemplated by this Plan, the order approving the BankBoston DIP Facility and any Administrative Claims incurred postpetition by the Debtors in Possession in the ordinary course of their businesses or any Administrative Claims arising pursuant to postpetition agreements or transactions entered into by the Debtors in Possession with Bankruptcy Court approval, the Bankruptcy Court shall have entered a Final Order decreeing that the Debtors are discharged effective on the Effective Date (in accordance with this Plan) from any Claims and any "debts" (as that term is defined in section 101(12) the Bankruptcy
Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable or known or unknown that arose from any agreement of the Debtors entered into or obligation of such Debtor incurred before the Effective Date, or from any conduct of any of the Debtors prior to the Effective Date, or whether such interest accrued before or after the Commencement Date.
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                        SUPPLEMENT TO THE PLAN SUPPLEMENT

         20. In item II of Schedule A to the "Pressman Family Settlement Agreement," the document under tab 2, the entity "Walnut Corporation" should be inserted.

Dated:   New York, New York
         December 8, 1998


                           Respectfully submitted,


                           WHIPPOORWILL ASSOCIATES, INC.,
                           as agent and/or general partner for its discretionary accounts and as investment advisor to Whippoorwill/Barney's Obligations Trust -1996


                           By: /s/ DAVID STRUMWASSER
                               ----------------------------------
                                Name:  David Strumwasser
                                Title: Managing Director


                           BAY HARBOUR MANAGEMENT L.C.,
                           for its managed accounts


                           By: /s/ DOUGLAS TEITELBAUM
                               ----------------------------------
                                Name:  Douglas Teitelbaum
                                Title: Principal and Portfolio Manager


                           THE OFFICIAL COMMITTEE OF
                           UNSECURED CREDITORS

                           The Chase Manhattan Bank


                           By: /s/ AGNES LEVY
                               ----------------------------------
                                Name:  Agnes Levy
                                Title: Managing Director, The Chase
                                       Manhattan Bank and Chair of the
                                       Official Committee of Unsecured
                                       Creditors
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                           AS TO THE SUPPLEMENT TO THE DISCLOSURE STATEMENT

                           BARNEY'S, INC.


                           By: /s/ THOMAS C. SHULL
                               ----------------------------------
                               Name:  Thomas C. Shull
                               Title: President and Chief Executive Officer

COUNSEL:

John J. Rapisardi, Esq. (JR 7781)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for Whippoorwill and Bay Harbour

Lawrence M. Handelsman, Esq. (LH 6957)

STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5400

Attorneys for the Official Committee
  of Unsecured Creditors

John P. Campo, Esq. (JC 5241)

LEBOEUF, LAMB, GREENE & MACRAE L.L.P.
125 West 55th Street
New York, New York 10019
(212) 424-8000

Attorneys for the Debtors